EXHIBIT 32


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      In connection with the quarterly report of Epic Energy Resources Inc.,
(the "Company") on Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities Exchange Commission on the date hereof (the "Report"), we, Rex P. Doyle, the Principal Executive Officer and Michael Kinney Principal Financial and Accounting Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


Date:  August 14, 2008                   /s/ Rex P. Doyle
                                         --------------------------------------
                                         Rex P. Doyle, Principal Executive
                                         Officer


                                         /s/ Michael Kinney
                                         ---------------------------------------
                                         Michael Kinney, Principal Financial
                                         Officer